UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2006

AMISH NATURALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50662	98-0377768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6399 State Route 83, Holmesville, Ohio 44633
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 674-0998

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 18, 2006, Amish Naturals, Inc., received delivery of the executed exclusive, national agreement (dated as of December 8, 2006) with Natural/Specialty Sales, Inc., a subsidiary of Acosta Sales and Marketing Co., to negotiate the sales of our natural food products through specialty stores and major food retailers in the United States. The term of the agreement is year-to-year, subject to 30 days’ written notice of termination by either party for any reason or to termination without notice in the case of a default by the non-terminating party.

We issued our press release announcing this Agreement on December 19, 2006. A copy of that release is attached as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
99.1	Amish Naturals, Inc. press release dated December 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006	AMISH NATURALS, INC.

	By:	/s/ David C. Skinner, Sr.
David C. Skinner, Sr.
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
99.1	Amish Naturals, Inc. press release dated December 19, 2006.